News Release

ASCENA RETAIL GROUP, INC. REPORTS THIRD QUARTER RESULTS AND PROVIDES GUIDANCE FOR FOURTH QUARTER OF FISCAL 2018;

THIRD QUARTER GAAP EPS LOSS OF $0.20; NON-GAAP ADJUSTED EPS LOSS OF $0.08;
COMPARABLE SALES DOWN 3%

MAHWAH, NJ - (BUSINESS WIRE) - June 4, 2018 - ascena retail group, inc. (NASDAQ - ASNA) (“ascena” or the “Company”) today reported financial results for its fiscal third quarter ended April 28, 2018. For the third quarter of Fiscal 2018, the Company reported a GAAP loss of $0.20 per diluted share compared to a GAAP loss of $5.29 per diluted share in the year-ago period, which included a significant non-cash impairment charge to write-down a portion of the Company's goodwill and other intangible assets. For the third quarter of Fiscal 2018, the Company reported a non-GAAP adjusted loss of $0.08 per diluted share compared to non-GAAP adjusted income of $0.05 per diluted share in the year-ago period.

David Jaffe, Chief Executive Officer of ascena retail group, inc., commented, “Our third quarter results reflected a soft start in February, with sequential improvement over the combined March / April period. Another strong quarter at Justice was offset by continued challenges at our Value segment, particularly at dressbarn. We realized an 8 cent loss per share on an adjusted basis for the quarter, which is certainly not at a level that we consider acceptable, or representative of the Company’s earnings potential. Our transformation program delivered significant expense reductions, and we were pleased to see improved comp sales performance exiting the third quarter. This momentum has continued into our fourth quarter with quarter-to-date comp sales up mid-single digits.”

Jaffe concluded, “Looking forward, we will continue to drive our enterprise transformation to realize the full value of our brand portfolio, and we are working to quickly stabilize performance at our Value segment. Our brands are focused on delivering compelling fashion offerings and a differentiated experience to our customers, and we expect to leverage our leaner cost structure and our growing competitive capabilities to support sustained, profitable comp growth. In parallel, we continue to evaluate opportunities across our brand portfolio to create shareholder value.”

Fiscal Third Quarter Results - Consolidated

Overview
The current and prior year results include items that the Company does not believe reflect the fundamental performance of the Company's businesses. A summary of the items impacting both periods is presented in Note 2 to the unaudited condensed consolidated financial information, which is included herein.

Net Sales and Comparable Sales
Net sales for the third quarter of Fiscal 2018 were $1,503.3 million compared to $1,565.1 million in the year-ago period, with the decline caused primarily by a 3% decline in comparable sales as summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		April 28, 2018	April 29, 2017
Ann Taylor	(7)%	$167.2	$176.1
LOFT	(1)%	365.5	359.7
Premium Fashion	(3)%	532.7	535.8

maurices	(5)%	236.6	256.1
dressbarn	(14)%	187.4	229.0
Value Fashion	(9)%	424.0	485.1

Lane Bryant	(1)%	242.4	249.4
Catherines	(9)%	70.4	79.2
Plus Fashion	(3)%	312.8	328.6

Justice (a)	10%	233.8	215.6
Kids Fashion	10%	233.8	215.6

Total Company (a)	(3)%	$1,503.3	$1,565.1

(a) Redemption of vouchers distributed in connection with the 2015 Justice pricing litigation settlement increased Justice third quarter comp sales by approximately 60bp and had an insignificant impact on Total Company comp sales.

Gross margin
Gross margin declined to $883 million, or 58.7% of sales, for the third quarter of Fiscal 2018 compared to $948 million, or 60.6% of sales in the year-ago period. Gross margin dollars declined year-on-year primarily as a result of the decline in comparable sales. Gross margin rate declined 190 basis points due primarily to performance at our Value Fashion segment, where both maurices and dressbarn experienced significant declines.

Buying, distribution, and occupancy expenses
Buying, distribution, and occupancy (“BD&O”) expenses for the third quarter of Fiscal 2018 were essentially flat at $313 million, which represented 20.8% of sales, compared to 20.0% of sales in the year-ago period. Lower occupancy expenses resulting from our fleet optimization program were offset by higher variable distribution costs related to the increased penetration of our direct business. BD&O expenses as a percentage of net sales increased by 80 basis points primarily due to the de-leveraging effect of lower comparable sales.

Selling, general, and administration expenses
Selling, general, and administrative (“SG&A”) expenses for the third quarter of Fiscal 2018 declined 3% to $491 million, or 32.6% of sales, compared to $506 million, or 32.3% of sales in the year-ago period. The decline in SG&A expenses was primarily due to approximately $30 million in synergies and cost reduction initiatives, mainly reflecting headcount and non-merchandise procurement savings, lower store expenses resulting from our fleet optimization program, and lower performance-based compensation. These items were offset in part by inflationary increases and higher write-downs of store-related fixed assets, primarily at the Value Fashion segment. On a non-GAAP adjusted basis, SG&A expenses for the third quarter declined 6% to $474 million compared to $505 million in the year-ago period and leveraged 75 basis points as a percentage of net sales primarily due to cost reductions from our enterprise transformation.

Operating loss
Operating loss for the third quarter of Fiscal 2018 was $23 million compared to $1,311.8 million in the year-ago period. The loss in the current year primarily reflects the impact of the comparable sales decline, while the loss in the year-ago period primarily reflects non-cash impairments of goodwill and other intangible assets. On a non-GAAP adjusted basis, we realized operating income of $12 million compared to $43 million of operating income in the year ago period, with the decline caused primarily by the impact of negative comparable sales, partially offset by operating expense reductions discussed above.

Effective tax rate
For the three months ended April 28, 2018, the Company recorded a tax benefit of $11 million on pre-tax loss of $52 million. The effective tax rate for the quarter of 21.9% primarily reflects the federal and state statutory rate as well as the impact of permanent and discrete items, including the impact of the 2017 Act.

Net loss and net loss per diluted share
The Company reported a Net loss of $40 million, or $0.20 per diluted share in the third quarter of Fiscal 2018, compared to $1,030.7 million, or $5.29 per diluted share, in the year-ago period.

Fiscal Third Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the third quarter of Fiscal 2018 with Cash and cash equivalents of $363 million. Of this amount, approximately $279 million was held outside of the U.S. Subsequent to the end of the third quarter of Fiscal 2018, the Company repatriated approximately $225 million of its foreign cash back to the U.S., of which $112.5 million was used to prepay required term loan payments through October of 2019.

Inventories
The Company ended the third quarter of Fiscal 2018 with inventory of $668 million, down 6% from $714 million at the end of the year-ago period.

Capital expenditures
Capital expenditures totaled $41 million in the third quarter of Fiscal 2018, primarily to support new capabilities and strategic initiatives. The Company continues to expect full year capital expenditures in the range of $190 million to $220 million.

Debt
The Company ended the third quarter of Fiscal 2018 with total debt of $1.574 billion, which represents the balance remaining on the term loan. There were no borrowings outstanding under the Company's revolving credit facility at the end of the third quarter of Fiscal 2018.  In addition, the Company had $471 million of borrowing availability under its revolving credit facility. As noted above, the Company repaid $112.5 million of its term loan subsequent to the end of the third quarter of Fiscal 2018.

Fiscal Year 2018 Fourth Quarter Outlook

Fiscal year 2018 fourth quarter non-GAAP earnings per share is estimated in the range of $(0.05) to $0.05, supported by the following assumptions:

- Net sales in the range of $1.62 to $1.66 billion;
- Comparable sales in the range of flat to up 2%;
- Gross margin rate in the range of 56.5% to 57.0%;
- Depreciation and amortization expense of approximately $90 million;
- Operating income in the range of $22 to $42 million;
- Interest expense of approximately $29 million;
- Minimum taxes of approximately $3 million; and
- Diluted share count of 196 million.

Real Estate

The Company's store information on a brand-by-brand basis for the third quarter is as follows:

	Quarter Ended April 28, 2018
	Store Locations Beginning of Q3	Store Locations Opened	Store Locations Closed	Store Locations End of Q3
Ann Taylor	309	—	(3)	306
LOFT	679	—	(5)	674
maurices	993	—	(7)	986
dressbarn	741	—	(2)	739
Lane Bryant	754	—	(2)	752
Catherines	352	—	(1)	351
Justice	862	—	(7)	855
Total	4,690	—	(27)	4,663

As part of its continuing fleet optimization program, the Company has closed 261 stores from January 2017 through April 28, 2018, and realized approximately $40 million in annualized rent reductions through landlord negotiations. The Company continues to expect to end Fiscal 2018 with a store count between 4,600 and 4,650 stores.

Conference Call Information

The Company will conduct a conference call today, June 4, 2018, at 4:30 PM Eastern Time to review its third quarter Fiscal 2018 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 930-8316 prior to the start time, the conference ID is 4693537. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until June 11, 2018 by dialing (855) 859-2056, the conference ID is 4693537, and until July 4, 2018 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. Such items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's Change for Growth initiative, and (iii) non-cash charges associated with purchase accounting adjustments related to the acquisition of ANN's assets and liabilities, primarily reflecting depreciation and amortization expense and lease-related adjustments and (iv) non-cash impairment charges of goodwill and other intangible assets. Additionally, our GAAP results for Fiscal 2018 reflect an extra week that was recorded by our Premium Fashion segment during the second quarter, and certain other income tax related charges recorded in the second and third quarters. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

Additionally, a reconciliation of the projected non-GAAP EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, acquisition and integration related expenses, non-cash purchase accounting adjustments, and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude such items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as actions under the Company's Change for Growth program, or acquisition and integration expenses, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “preliminary,” or “range,” and include the Company’s outlook for the fourth quarter and full year of Fiscal Year 2018. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

About ascena retail group, inc.

ascena retail group, inc. (NASDAQ:ASNA) is a leading national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Value Fashion segment (maurices and dressbarn), Plus Fashion segment (Lane Bryant and Catherines), and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. operates ecommerce websites and approximately 4,700 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, LOFT.com, louandgrey.com, maurices.com, dressbarn.com, lanebryant.com, Catherines.com, and shopjustice.com.

CONTACT:	For investors:	For media:
	ICR, Inc.	ascena retail group, inc.
	Jean Fontana	Sue Ross
	Managing Director	Corporate Affairs
	(646) 277-1214	(218) 491-2110
	Jean.Fontana@icrinc.com	sue.ross@ascenaretail.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Three Months Ended
	April 28, 2018	% of Net Sales	April 29, 2017	% of Net Sales
Net sales	$1,503.3	100.0%	$1,565.1	100.0%
Cost of goods sold	(620.3)	(41.3)%	(616.7)	(39.4)%
Gross margin	883.0	58.7%	948.4	60.6%
Other costs and expenses:
Buying, distribution and occupancy expenses	(312.5)	(20.8)%	(313.4)	(20.0)%
Selling, general and administrative expenses	(490.6)	(32.6)%	(506.3)	(32.3)%
Acquisition and integration expenses	—	—%	(3.8)	(0.2)%
Restructuring and other related charges	(18.1)	(1.2)%	(15.9)	(1.0)%
Impairment of goodwill	—	—%	(596.3)	(38.1)%
Impairment of other intangible assets	—	—%	(728.1)	(46.5)%
Depreciation and amortization expense	(84.9)	(5.6)%	(96.4)	(6.2)%
Operating loss	(23.1)	(1.5)%	(1,311.8)	(83.8)%
Interest expense	(28.4)	(1.9)%	(25.8)	(1.6)%
Interest income and other expense, net	—	—%	(0.2)	—%
Loss before benefit for income taxes	(51.5)	(3.4)%	(1,337.8)	(85.5)%
Benefit for income taxes	11.3	0.8%	307.1	19.6%
Net loss	$(40.2)	(2.7)%	$(1,030.7)	(65.9)%

Net loss per common share:
Basic	$(0.20)		$(5.29)
Diluted	$(0.20)		$(5.29)

Weighted average common shares outstanding:
Basic	196.2		195.0
Diluted	196.2		195.0

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Nine Months Ended
	April 28, 2018	% of Net Sales	April 29, 2017	% of Net Sales
Net sales	$4,812.0	100.0%	$4,991.7	100.0%
Cost of goods sold	(2,035.3)	(42.3)%	(2,083.5)	(41.7)%
Gross margin	2,776.7	57.7%	2,908.2	58.3%
Other costs and expenses:
Buying, distribution and occupancy expenses	(956.7)	(19.9)%	(954.1)	(19.1)%
Selling, general and administrative expenses	(1,509.6)	(31.4)%	(1,568.8)	(31.4)%
Acquisition and integration expenses	(5.4)	(0.1)%	(31.6)	(0.6)%
Restructuring and other related charges	(59.1)	(1.2)%	(48.0)	(1.0)%
Impairment of goodwill	—	—%	(596.3)	(11.9)%
Impairment of other intangible assets	—	—%	(728.1)	(14.6)%
Depreciation and amortization expense	(264.7)	(5.5)%	(286.6)	(5.7)%
Operating loss	(18.8)	(0.4)%	(1,305.3)	(26.1)%
Interest expense	(82.2)	(1.7)%	(76.1)	(1.5)%
Interest income and other income, net	1.8	—%	0.1	—%
Loss before benefit for income taxes	(99.2)	(2.1)%	(1,381.3)	(27.7)%
Benefit for income taxes	26.3	0.5%	329.8	6.6%
Net loss	$(72.9)	(1.5)%	$(1,051.5)	(21.1)%

Net loss per common share:
Basic	$(0.37)		$(5.40)
Diluted	$(0.37)		$(5.40)

Weighted average common shares outstanding:
Basic	195.9		194.7
Diluted	195.9		194.7

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	April 28, 2018	July 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$362.8	$325.6
Inventories	667.7	639.3
Prepaid expenses and other current assets	182.9	157.4
Total current assets	1,213.4	1,122.3
Property and equipment, net	1,251.6	1,437.6
Goodwill	683.0	683.0
Other intangible assets, net	520.1	532.4
Other assets	57.9	96.2
Total assets	$3,726.0	$3,871.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$394.1	$411.6
Accrued expenses and other current liabilities	356.1	360.0
Deferred income	133.7	121.5
Current portion of long-term debt	66.5	44.0
Total current liabilities	950.4	937.1
Long-term debt, less current portion	1,456.8	1,494.1
Lease-related liabilities	322.8	348.3
Deferred income taxes	46.3	79.3
Other non-current liabilities	188.7	191.7
Total Liabilities	2,965.0	3,050.5
Equity	761.0	821.0
Total liabilities and equity	$3,726.0	$3,871.5

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Net sales:
Premium Fashion (a)	$532.7	$535.8	$1,697.4	$1,723.2
Value Fashion	424.0	485.1	1,334.6	1,470.8
Plus Fashion	312.8	328.6	957.5	993.6
Kids Fashion	233.8	215.6	822.5	804.1
Total net sales	$1,503.3	$1,565.1	$4,812.0	$4,991.7

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Operating loss:
Premium Fashion (a)(b)	$30.1	$22.2	$73.1	$88.5
Value Fashion (c)	(48.1)	23.1	(75.6)	15.4
Plus Fashion	13.4	10.3	13.5	6.5
Kids Fashion	(0.4)	(23.3)	34.7	(11.7)
Unallocated acquisition and integration expenses	—	(3.8)	(5.4)	(31.6)
Unallocated restructuring and other related charges	(18.1)	(15.9)	(59.1)	(48.0)
Unallocated impairment of goodwill	—	(596.3)	—	(596.3)
Unallocated impairment of other intangible assets	—	(728.1)	—	(728.1)
Total operating loss	$(23.1)	$(1,311.8)	$(18.8)	$(1,305.3)

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Non-GAAP adjusted operating income:
Premium Fashion (a)(b)	$30.1	$33.0	$79.8	$121.8
Value Fashion (c)	(31.0)	23.1	(58.5)	15.4
Plus Fashion	13.4	10.3	13.5	6.5
Kids Fashion	(0.4)	(23.3)	34.7	(11.7)
Total non-GAAP adjusted operating income	$12.1	$43.1	$69.5	$132.0

(a)
The Company's Premium Fashion segment, which historically has followed the National Retail Federation calendar, recognized an extra week during the second quarter of Fiscal 2018. Therefore, results for the Premium Fashion segment for the three and nine months ended April 28, 2018 reflect 13 and 40-weeks, respectively. Operating income of $2.8 million from the extra week has been excluded from non-GAAP adjusted operating income for the nine months ended April 28, 2018. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information and a reconciliation of results on a GAAP basis to a non-GAAP adjusted basis.

(b) Operating income includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value. For the nine months ended April 28, 2018, such adjustments were $9.5 million, while for the three and nine months ended April 29, 2017, adjustments were $10.8 million and $33.3 million, respectively. Adjustments in all periods primarily consist of depreciation and amortization associated with the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. These items have been excluded from the non-GAAP adjusted operating income. Beginning with the third quarter of Fiscal 2018, the Company no longer is adjusting for these items. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for more information and a reconciliation of operating income on a GAAP basis to non-GAAP adjusted operating income.
(c) Operating income includes the impact of a non-cash impairment charge of approximately $17.1 million to write-down store-related assets at dressbarn in the third quarter of Fiscal 2018. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for more information and a reconciliation of operating income on a GAAP basis to non-GAAP adjusted operating income.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information
(millions, except per share data)

Note 1. Basis of Presentation

Fiscal year 2018 will end on August 4, 2018 and will be a 53-week period ("Fiscal 2018") as the Company conforms its fiscal periods to the National Retail Federation calendar. Fiscal year 2017 ended on July 29, 2017 and was a 52-week period (“Fiscal 2017”).

The Company's Premium Fashion segment, which historically has followed the National Retail Federation calendar, recognized an extra week during the second quarter of Fiscal 2018, consistent with other retail companies already on that calendar. The Company's Value Fashion, Plus Fashion, and Kids Fashion segments will recognize the extra week in the fourth quarter of Fiscal 2018 due to reporting systems constraints.

As a result, the three and nine months ended April 28, 2018 include the results of the Value Fashion, Plus Fashion and Kids Fashion segments for 13 and 39-weeks, respectively, while the results of the Premium Fashion segment are included for 13 and 40-weeks, respectively. The three and nine months ended April 29, 2017 were 13 and 39-week periods, respectively, for all segments.

Note 2. Reconciliation of Non-GAAP Financial Measures

The comparability of the Company's operational results reported in accordance with U.S. generally accepted accounting principles ("GAAP") for the periods presented herein has been affected by certain transactions. The Company believes that the non-GAAP financial measures presented below, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's Change for Growth initiative, and (iii) non-cash charges associated with purchase accounting adjustments related to the acquisition of ANN's assets and liabilities, primarily reflecting depreciation and amortization expense and lease-related adjustments and (iv) non-cash impairment charges of goodwill and other intangible assets. Additionally, as described in Note 1, our GAAP results for the second quarter of Fiscal 2018 reflect an extra week that was recorded by our Premium Fashion segment.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with GAAP.

The following tables reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures and include Net sales, Gross margin, BD&O expense, SG&A expense, Depreciation and amortization expense, Operating (loss) income, Income tax benefit (provision), Net (loss) income, Diluted net (loss) income per common share and earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to Net loss for all periods presented.

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Net sales - reported GAAP basis	$1,503.3	$1,565.1	$4,812.0	$4,991.7
Impact of non-cash purchase accounting adjustments (a)	—	0.6	0.2	2.0
Premium Fashion additional week	—	—	(24.6)	—

Non-GAAP Net sales	$1,503.3	$1,565.7	$4,787.6	$4,993.7

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Gross Margin - reported GAAP basis	$883.0	$948.4	$2,776.7	$2,908.2
Impact of non-cash purchase accounting adjustments (a)	—	0.6	0.2	2.0
Premium Fashion additional week	—	—	(11.7)	—

Non-GAAP Gross Margin	$883.0	$949.0	$2,765.2	$2,910.2

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Buying, distribution & occupancy expense - reported GAAP basis	$(312.5)	$(313.4)	$(956.7)	$(954.1)
Impact of non-cash purchase accounting adjustments (a)	—	1.1	0.1	2.4
Premium Fashion additional week	—	—	1.0	—

Non-GAAP Buying, distribution & occupancy expense	$(312.5)	$(312.3)	$(955.6)	$(951.7)

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Selling, general & administrative expense - reported GAAP basis	$(490.6)	$(506.3)	$(1,509.6)	$(1,568.8)
Impact of non-cash purchase accounting adjustments (a)	—	1.4	3.2	4.6
Premium Fashion additional week	—	—	7.9	—
dressbarn store-related impairment (b)	17.1	—	17.1	—

Non-GAAP Selling, general & administrative expense	$(473.5)	$(504.9)	$(1,481.4)	$(1,564.2)

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Depreciation and amortization expense - reported GAAP basis	$(84.9)	$(96.4)	$(264.7)	$(286.6)
Impact of non-cash purchase accounting adjustments (a)	—	7.7	6.0	24.3

Non-GAAP Depreciation and amortization expense	$(84.9)	$(88.7)	$(258.7)	$(262.3)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Operating loss - reported GAAP basis	$(23.1)	$(1,311.8)	$(18.8)	$(1,305.3)
Impact of non-cash purchase accounting adjustments (a)	—	10.8	9.5	33.3
dressbarn store-related impairment (b)	17.1	—	17.1	—
Acquisition and integration expenses (c)	—	3.8	5.4	31.6
Restructuring and other related charges (d)	18.1	15.9	59.1	48.0
Premium Fashion additional week	—	—	(2.8)	—
Impairment of goodwill and other intangible assets	—	1,324.4	—	1,324.4

Non-GAAP Operating income	$12.1	$43.1	$69.5	$132.0

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Income tax benefit - reported GAAP basis	$11.3	$307.1	$26.3	$329.8
Income tax impact of non-GAAP adjustments (e)	(14.6)	(314.6)	(26.7)	(353.9)
Income tax impact of state tax valuation allowance (f)	—	—	23.3	—
Income tax impact of 2017 Tax Reform Act (g)	3.9	—	(31.0)	—

Non-GAAP income tax benefit (provision)	$0.6	$(7.5)	$(8.1)	$(24.1)

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Net loss - reported GAAP basis	$(40.2)	$(1,030.7)	$(72.9)	$(1,051.5)
Impact of non-cash purchase accounting adjustments (a)	—	10.8	9.5	33.3
dressbarn store-related impairment (b)	17.1	—	17.1	—
Acquisition and integration expenses (c)	—	3.8	5.4	31.6
Restructuring and other related charges (d)	18.1	15.9	59.1	48.0
Premium Fashion additional week	—	—	(2.8)	—
Impairment of goodwill and other intangible assets	—	1,324.4	—	1,324.4
Income tax impact of non-GAAP adjustments (e)	(14.6)	(314.6)	(26.7)	(353.9)
Income tax impact of state tax valuation allowance (f)	—	—	23.3	—
Income tax impact of 2017 Tax Reform Act (g)	3.9	—	(31.0)	—

Non-GAAP Net (loss) income	$(15.7)	$9.6	$(19.0)	$31.9

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Diluted net loss per common share - reported GAAP basis	$(0.20)	$(5.29)	$(0.37)	$(5.40)
Per share impact of non-cash purchase accounting adjustments (a)	—	0.06	0.05	0.17
Per share impact of dressbarn store-related impairment (b)	0.08	—	0.08	—
Per share impact of Acquisition and integration related expenses (c)	—	0.02	0.03	0.16
Per share impact of Restructuring and other related charges (d)	0.09	0.08	0.30	0.25
Per share impact of Premium Fashion additional week	—	—	(0.01)	—
Per share impact of Impairment of goodwill and other intangible assets	—	6.79	—	6.80
Per share income tax impact of non-GAAP adjustments (e)	(0.07)	(1.61)	(0.14)	(1.82)
Per share income tax impact of state tax valuation allowance (f)	—	—	0.12	—
Per share income tax impact of 2017 Tax Reform Act (g)	0.02	—	(0.16)	—

Non-GAAP diluted net (loss) income per common share (h)	$(0.08)	$0.05	$(0.10)	$0.16

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Adjusted EBITDA	$97.0	$131.8	$328.2	$394.3
Impact of non-cash purchase accounting adjustments (a)	—	(3.1)	(3.5)	(9.0)
Premium Fashion additional week	—	—	2.8	—
dressbarn store-related impairment (b)	(17.1)	—	(17.1)	—
Acquisition and other integration expenses (c)	—	(3.8)	(5.4)	(31.6)
Restructuring and other related charges (d)	(18.1)	(15.9)	(59.1)	(48.0)
Impact of goodwill and other intangible assets impairment	—	(1,324.4)	—	(1,324.4)
Depreciation and amortization expense	(84.9)	(96.4)	(264.7)	(286.6)
Operating loss	(23.1)	(1,311.8)	(18.8)	(1,305.3)
Interest expense	(28.4)	(25.8)	(82.2)	(76.1)
Interest income and other income, net	—	(0.2)	1.8	0.1
Loss before benefit for income taxes	(51.5)	(1,337.8)	(99.2)	(1,381.3)
Benefit for income taxes	11.3	307.1	26.3	329.8
Net loss	$(40.2)	$(1,030.7)	$(72.9)	$(1,051.5)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

(a) Includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value calculated in accordance with Accounting Standards Codification 805 - Business Combinations, such as adjustments to depreciation and amortization related to the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. Such costs are unique to each transaction and the nature and amount of such costs vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired. Previous to the third quarter of Fiscal 2018, we had excluded these costs because we believed that the costs were material to investors and that these non-cash adjustments are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisition. During the third quarter of Fiscal 2018, we concluded that such costs were no longer material and, accordingly we are no longer adjusting for these costs beginning with the third quarter. We will continue to present all prior year quarters as previously adjusted and the current year amounts previously reported through the second quarter of Fiscal 2018 as a supplement to our GAAP information. Amounts recorded in each period presented are as follows:

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Net sales	$—	$0.6	$0.2	$2.0
Other operating expenses	—	2.5	3.3	7.0
Depreciation and amortization	—	7.7	6.0	24.3
	$—	$10.8	$9.5	$33.3

(b) During the third quarter of Fiscal 2018, new leadership at the Company's Value Fashion segment, particularly at its dressbarn brand, began a comprehensive review of the dressbarn operations with the goal of turning around its recent performance. As a result, when the Company performed its third quarter long-lived asset impairment testing for dressbarn, certain near-term cash flow assumptions for that brand were revised, which resulted in lower overall anticipated future cash flows and the Company recorded a non-cash impairment charge of approximately $17.1 million for certain under-performing retail stores. Given the comprehensive review performed by a new management team, the Company believes that such costs represent a significant, non-recurring item that is non-cash in nature and doesn't impact the Company's liquidity, and has therefore excluded the charge from our non-GAAP results.

(c) Primarily reflects costs related to the ANN acquisition including severance and retention-related expenses, settlement charges and professional fees related to a pension plan acquired in the ANN acquisition which was terminated in the second quarter of Fiscal 2017, and other integration costs to combine the operations and infrastructure of the ANN business into the Company's. Amounts recorded in each period presented are as follows:

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Other integration expenses	$—	$3.6	$5.4	$12.9
Severance and retention	—	0.2	—	10.7
ANN pension settlement	—	—	—	8.0
	$—	$3.8	$5.4	$31.6

(d) Reflects costs incurred under the Company's Change for Growth program including professional fees and other related charges incurred in connection with the identification and implementation of the transformation initiatives associated with the program, severance and retention-related charges incurred under the program and charges related to the write-down of assets resulting from program activities or the fleet optimization program. Amounts recorded in each period presented are as follows:

	Three Months Ended		Nine Months Ended
	April 28, 2018	April 29, 2017	April 28, 2018	April 29, 2017
Professional fees and other related charges	$13.1	$10.9	$43.2	$22.7
Severance and retention	(0.6)	(0.3)	6.0	20.0
Impairment of assets	5.6	5.3	9.9	5.3
	$18.1	$15.9	$59.1	$48.0

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

(e) Represents the income tax impact applicable to each non-GAAP adjustment described above.

(f) Due to the limitations placed on the use of state income tax net operating losses, we established a valuation allowance in the second quarter of Fiscal 2018. Because this expense is non-cash in nature and non-recurring, we have excluded the expense attributable to the valuation allowance from our non-GAAP results.

(g) Reflects the Company’s current estimate of the impact of the 2017 Tax Reform Act, consistent with the relief provided by the SEC in Staff Accounting Bulletin No. 118. Further analysis and regulatory guidance is required before this amount can be finalized, which is expected to occur in the fourth quarter of Fiscal 2018. The measurement period allowed by the SEC requires that companies must complete their analysis no later than December 2018.

(h) Reflects the impact on EPS of using 196.2 and 195.9 million weighted average common shares for both GAAP net loss per diluted common share and adjusted net loss per diluted common share for the three and nine months ended April 28, 2018, respectively, as the impact of potentially dilutive stock options and restricted stock units was anti-dilutive under the treasury stock method. Also reflects the impact on EPS of using 195.0 and 194.7 million weighted average common shares for adjusted net income per diluted common share for the three and nine months ended April 29, 2017, respectively.